Exhibit 10.21

NextG Tech Limited

and

China Bridge Capital Limited

and

Beijing CH-AUTO Technology Co.,LTD

and

Lu Qun

and

CH AUTO Inc.

the

Convertible Bond Investment Agreement

February 17, 2023

Convertible bond investment agreement

This Convertible Bond Investment Agreement (the “Agreement”) is executed on February 17, 2023 (the “Effective Date”) by the following parties in Dubai, United Arab Emirates:

1.	NextG Tech Limited，A limited liability company incorporated and validly existing in the Cayman Islands, Its registered address is 4th Floor, 103 South Church Street, Harbour Place, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (hereinafter referred to as “Party 1” or “Investor”);

2.	China Bridge Capital Limited，A limited liability company legally incorporated and valiantly existing under the laws of the People’s Republic of China, whose address is Room S125, 1 / F, Yansha Office Building, 50 Liangmaqiao Road, Chaoyang District, Beijing (hereinafter referred to as “Party A 2”)；

3.	Beijing CH-AUTO Technology Co.,LTD，A company limited by shares legally incorporated and valiably existing under the laws of the People’s Republic of China, whose domicile is Building 4, Yard 1, Shijun North Street, Renhe Town, Shunyi District, Beijing (hereinafter referred to as “Party B 1” or “CH AUTO”);

4.	4. Lu Qun, whose ID number is 110104196803143034, (the shareholder and actual controller of CH-AUTO and its listed entity, hereinafter referred to as “Party B 2” or “Actual Controller”); and

5.	CH AUTO Inc., A company incorporated and valiantly existing in the Cayman Islands and its address is 6F, Building C Shunyi District, Beijing 101200 China (the listed entity of Great Wall Hua Guan, hereinafter referred to as “Party B 3” or the “Listed Entity”).

(In this Agreement, each of these parties shall be referred to as a “Party” and collectively as the “Parties”.)

Whereas:

1.	As of the execution of this Agreement, CH-AUTO and/or its Affiliates have entered into a merger Agreement, dated April 30, 2022, with Mountain Crest Acquisition Corp. IV (the “Mountain Crest”). To initiate CH-AUTO SPAC listing project in the United States (the “Project”);

2.	According to the project plan, the parties plan to complete the DE-SPAC listing merger before July 2, 2023. In order to meet the requirements of the listing plan, CH-AUTO and the listing subject need to complete the audit, equity red-chip roll-out plan and equity pledge, and the cost of this work is estimated to be 5.9 million US dollars (” Investment Fund Use “);

3.	Limited to the liquidity of CH-AUTO , the investor, as a strategic partner of CH-AUTO , is willing to provide a special convertible bond investment fund to CH-AUTO based on the terms and conditions of this Agreement to pay such expenses.

In order to clarify the rights and obligations of the parties under the aforesaid convertible bond investment arrangement, the parties hereby agree as follows:

Article 1 Definition

1.1	Unless the terms or context of this Agreement should be construed otherwise, the following words in this Agreement have the following meanings:

“Convertible bond investment Fund “or” investment fund “means the total amount of USD five hundred and nine hundred thousand provided by the investor to CH-AUTO;

“Debt” means the unliquidated amount under the investment amount of the convertible bond;

“Repayment Notice” means the meaning set forth in Section 4.1 of this Agreement;

“Effective Date” means the date on which the parties hereto execute this Agreement as set forth in the first paragraph;

“China” means the People’s Republic of China and, for the purposes of this Agreement, excludes Hong Kong, Macau and Taiwan.

“Clauses” shall be construed as clauses in this Agreement, unless the context of this Agreement otherwise requires;

“Taxes” shall be construed to include any taxes, fees, duties or other charges of the same nature (including, without limitation, any penalties or interest relating to non-payment or delay in payment of such taxes);

” CH-AUTO” and “Investor” shall be construed to include successors and assignees licensed by the parties in their respective interests and, in the case of the Investor, their affiliates.

“Related Party” means any other entity with respect to any particular entity that controls, is controlled by, or is jointly controlled with, any particular entity, directly or indirectly through one or more intermediaries.

1.2	Unless otherwise specified, any reference in this Agreement or any other agreement or document shall be construed, as the case may be, as a reference to this Agreement or to such other agreement or document as has been or may be made from time to time to modify, alter, substitute or supplement it.

1.3	Headings are for easy reference only.

1.4	Unless the context otherwise requires, the plural form shall be deemed to include the singular and vice versa.

Article 2 The amount, term and interest rate of the investment funds

2.1	The parties hereby confirm that upon execution of this Agreement, the Investor or its designee shall provide to CH-AUTO or its designee an investment fund (hereinafter referred to as the “Investment Fund” or the “Convertible Bond Investment Fund”) with a total principal amount of five hundred and nine hundred thousand US dollars (USD5900,000) as scheduled.

Within 5 working days after this Agreement takes effect, provide [One million and a half million] US dollars (USD [1,500,000]);

Within 40 working days after the effective date of this Agreement, provide [Four million four hundred thousand] US dollars (USD [4,400,000]);

(The specific time to provide investment funds shall be subject to the investor’s payment date).

2.2	The term of the investment fund shall be calculated from the date when the investment fund principal reaches the designated account of CH-AUTO (CH-AUTO shall provide the designated account information to the investor), and the term shall be [four] natural months from the date when the investment fund principal reaches the designated account of CH-AUTO.

2.3	Upon receipt of the first payment, CH-AUTO or its designated payee shall mortgage its land and plant in Suzhou for the repayment guarantee of the investment fund. For this purpose, the parties shall sign a separate mortgage agreement, and CH-AUTO shall complete the mortgage registration procedures within [30] days after receiving the payment.

2.4	The interest rate of the investment funds under this Agreement is zero, that is, no interest is accrued.

Article 3 Purposes of investment funds

CH-AUTO shall only use the investment funds under this Agreement to pay the relevant expenses (i.e. USD five hundred and nine hundred thousand) to be paid for the combined listing under the project commencement. For this purpose, CH-AUTO shall provide the necessary vouchers to the investor upon completion of such payment.

Article 4 Repayment

4.1	The Investor may, at its discretion (i.e., whether or not the Investor sends a repayment notice shall not affect the exercise of its rights), serve a written repayment notice (hereinafter referred to as the “Repayment Notice”) to CH-AUTO ten (10) days in advance, requiring CH-AUTO to repay the debt. The investor may, in accordance with the foregoing provisions, require CH-AUTO, the actual controller or the listed entity to repay in full the debts hereunder in cash or as follows:

Directly convert the investment funds into shares of the overseas holding company (the “listed entity”) established by CH-AUTO for direct or indirect listing in the United States. The transfer price shall be calculated according to the pre-investment valuation of CH-AUTO’s T-round, which is RMB 2 billion and the price of 2.5 yuan per share.

4.2	At the expiration of the repayment period set forth in the repayment notice, each party shall pay the debt in the manner set forth in the repayment notice. If the investor chooses to request repayment in the form of shares, the listing entity, the actual controller and CH-AUTO shall transfer shares or issue new shares as agreed herein to enable the investor to obtain the corresponding shares.

4.3	In connection with the above repayment of debt, the parties hereby acknowledge as follows: The Investor may elect its nominated affiliates to accept the repayment of debt under this Section 4.1.

4.4	When CH-AUTO repays the debt in accordance with the above provisions of Article 4, the parties shall sign the relevant written documents to confirm that the debt has been fully discharged in the manner agreed herein.

Article 5 Taxes and Fees

Taxes and fees related to the investment funds shall be borne by each party.

Article 6 Confidentiality

6.1	Whether this Agreement has been terminated or not, CH-AUTO shall keep confidential (i) the execution, performance and contents of this Agreement, and (ii) the trade secrets, proprietary information and customer information of the investors (hereinafter collectively referred to as “Confidential Information”) that it has come to know or received in connection with the execution and performance of this Agreement. CH-AUTO may use such Confidential Information only for the purpose of fulfilling its obligations under this Agreement. Without the written permission of the investor, CH-AUTO shall not disclose the above confidential information to any third party, otherwise it shall bear the liability for breach of contract and compensate for the loss.

6.2	Notwithstanding the other provisions of this Agreement, the effect of this Article 6 shall not be affected by the suspension or termination of this Agreement.

Article 7 Notice

7.1	Any notices, requests, demands and other communications required by or made pursuant to this Agreement shall be delivered in writing to the parties.

7.2	Such notice or other communication, if sent by facsimile or telex, shall be deemed served upon delivery; If delivered in person, it shall be deemed served upon delivery; If sent by post, it shall be deemed delivered five (5) business days after Posting.

Article 8 Liability for breach of Contract

8.1	CH-AUTO, the listing entity or the actual Controller undertakes to indemnify and hold the investor harmless from any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and procedures suffered or incurred by the Investor as a result of its violation of any of its obligations hereunder.

8.2	If CH-AUTO, the listed entity or the actual controller fails to repay the investment funds in full as agreed herein, the investor shall have the right to charge liquidated damages at the rate of 0.5 ‰ per day from the date the investment funds are overdue.

8.3	If CH-AUTO fails to complete the mortgage registration procedures within the time agreed herein, the investment funds under this Agreement shall be deemed to mature in advance, and CH-AUTO shall repay the investment funds in full within [5] days upon the expiration of the mortgage registration procedures as required herein; otherwise, the investor has the right to charge liquidated damages at the rate of 1‰ per day.

8.4	Notwithstanding the other provisions of this Agreement, the effect of this Article shall not be affected by the suspension or termination of this Agreement.

Article 9 Miscellaneous

9.1	This Agreement is made in five (5) originals, with each party holding one (1) originals.

9.2	The conclusion, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

9.3	Any dispute arising under and in connection with this Agreement shall be settled by the disputing parties through negotiation. If no agreement can be reached between the disputing parties within thirty (30) days after the dispute arises, the dispute shall be submitted to Beijing Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such Commission. The result of arbitration shall be final and binding upon the disputing parties.

9.4	Any rights, powers and remedies granted to a party by any provision of this Agreement shall not preclude any other rights, powers or remedies that such party may have under the provisions of law and other provisions of this Agreement, and the exercise of such rights, powers and remedies by such Party shall not preclude the exercise of such other rights, powers and remedies by such Party.

9.5	A Party’s failure or delay in exercising any of its rights, powers and remedies under this Agreement or laws (” Such Party’s Rights “) will not result in a waiver of such rights, nor will any waiver of any single or any part of such Party’s rights preclude any other exercise of such rights and any other exercise of such Party’s rights.

9.6	The headings of the articles of this Agreement are for index purposes only and in no event shall they be used or affect the interpretation of the provisions of this Agreement.

9.7	Each provision of this Agreement is severable and independent of each other and shall not affect the validity, legality and enforceability of any of the other provisions if at any time any one or more provisions of this Agreement becomes invalid, illegal or unenforceable.

9.8	Any amendment or supplement to this Agreement shall become effective only if made in writing and duly executed by the parties hereto.

9.9	CH-AUTO shall not transfer any of its rights and/or obligations under this Agreement to any third party without the prior written consent of the Investor, and the Investor shall have the right to transfer any of its rights and/or obligations under this Agreement to any third party designated by it upon notice to the other parties.

9.10	This Agreement shall be binding upon the legal successors of each party.

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In witness whereof, this Convertible Bond Investment Agreement is executed by the following parties on the date and place above.

Party A 1：NextG Tech Limited

(seal) NextG Tech Limited

Signature:
Authorized Representative:
Position:

Party A 2：China Bridge Capital Limited

(seal) China Bridge Capital Limited

Signature:
Authorized Representative:
Position:

Party B 1: Beijing CH-AUTO Technology Co.,LTD

(seal) Beijing CH-AUTO Technology Co., Ltd.

Signature:	/s/ Lu Qun
Authorized Representative:
Position:

Party B 2:Lu Qun

Signature:	/s/ Lu Qun

Party B 3：CH AUTO Inc.

(seal) CH AUTO Inc.

Signature:	/s/ Lu Qun
Authorized Representative:
Position: